Exhibit 10.4 (v)
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                                                            ACCLAIM ENTERTMNMENT
                                                          BNY - FEBRUARY 24,1997
                                                                CREDIT AGREEMENT

                  OTTERBOURG, STEINDLER, HOUSTON & ROSEN, P.C.
                                 230 PARK AVENUE
                            NEW YORK, N.Y 10169-0075
                                 (212) 66l~9100

   RICHARD L. STEHL                                 CABLE ADDRESS: "OTLERTON"
ADMITTED IN CONNECTICUT                             FACSIMILE: (212) 682-6104
                                                          TELEX: 960916

                                           February 24, 1997

BY HAND

Deborah Aschheim, Esq.
Rosenman & Colin LLP
575 Madison Avenue
New York, New York 10022

               Re: BNY Financial Corporation ("BNYFC") with
                   Acclaim Entertainment, Inc. ("AEI") et al. ("Borrowers")

Dear Deborah:

     We enclose the following original fully executed documents:

     1.   Amendment to Factoring Agreements;

     2.   Amendment to Credit Agreement and Consent;

     Please be advised that pursuant to paragraph 1(iv) of the Amendment, BNYFC's consent to the Private Placement is expressly conditioned upon the Borrowers' representation, agreement and covenant that "the Indenture Agreement pursuant to which the Subordinated Notes are issued and the Subordinated Notes shall each contain subordination provisions in form and content satisfactory to Lender and its counsel." The Borrowers have yet to deliver the final version of the Indenture to BNYFC for its review, and BNYFC reserves all of its rights and remedies granted under the loan agreements, including, without limitation,
Article IX of the Credit Agreement.

     Please acknowledge receipt of the documents by signing the copy of this letter attached hereto in the place provided and returning it to our messenger who has been instructed to wait.

                                        Very truly yours,

                          OTTERBOURG, STEINDLER, HOUSTON & ROSEN, P.C.


Document Received and Acknowledged:

Name: /s/ Deborah Aschheim                             /s/ Richard L. Stehl
     --------------------------------------              Richard L. Stehl

cc: Mr. Anthony Marsicano (via fax w/o encl.)
    Mr. Robert P. Grbic (via fax w/o encl.)
    Bruce Tenzer, Esq. (via fax w/o encl.)

                                                               February 24 1997

ACCLAIM ENTERTAINMENT, INC.
ACCLAIM DISTRIBUTION INC.
LJN TOYS, LTD.
ACCLAIM ENTERTAINMENT CANADA, LTD.
ARENA ENTERTAINMENT INC.
One Acclaim Plaza
Glen Cove, New York 11542-2708

            Re: Amendment to Credit Agreement and Consent

Gentlemen:

     Reference is made to the Revolving Credit and Security Agreement, dated as of January 1, 1993, by and among ACCLAIM ENTERTAINMENT, INC. ("AEI"), ACCLAIM DISTRIBUTION INC. ("ADI"), LJN TOYS, LTD. ("LJN"), ACCLAIM ENTERTAINMENT CANADA, LTD. ("Canada") and ARENA ENTERTAINMENT INC. ("Arena"; together with AEI, ADI, LJN and Canada, individually, a "Borrower" and collectively, the "Borrowers") and BNY FINANCIAL CORPORATION ("Lender"), as amended and restated in its entirety on February 28, 1995 (as so amended and as from time to time thereafter amended, the "Credit Agreement"). All capitalized terms used and not otherwise defined herein shall have the respective meanings ascribed to them in the Credit Agreement.

     1. Pursuant to the Waiver, Amendment and Consent dated January 30, 1997 (the "January 30 Amendment"), Borrowers requested that the Lender consent to AEI entering into a Private Placement (as defined in the January 30 Amendment), the proceeds of which Private Placement Borrowers have represented to Lender shall be used, in part, to (a) satisfy the obligations of Acclaim Comics, Inc. and the Borrowers to Midland, and (b) make a prepayment in the amount of $2,000,000 to Fleet Bank, N.A. ("Fleet") with respect to the obligations of Acclaim Corporate Center I, Inc. and Oyster Bay Warehouse Corp. to Fleet. Borrowers have requested, and Lender has agreed based upon the foregoing representation, to restate in its entirety the terms of the January 30 Amendment with respect to the Private Placement (Item A on page 2 of the January 30 Amendment), and Lender's consent thereto, as follows:

     "Private Placement. Borrowers have requested that the Lender consent to the issuance by AEI of not less than $50 million of convertible, unsecured subordinated notes (the "Subordinated Notes" and such issuance being the "Private Placement"). Lender hereby consents to the Private Placement, waives any prohibition under the Credit Agreement and the Other

     Documents with respect to the Private Placement and agrees that the Private Placement shall not constitute an Event of Default, provided that, (i) AEI receives the proceeds of the Private Placement in the aggregate amount of not less than $46.0 million, net of expenses related to the issuance of the Subordinated Notes, by February 28,1997, (ii) the Subordinated Notes shall not be redeemed for cash or other distribution of the Borrower's assets by the Borrower earlier than March 1, 2000, (iii) the Subordinated Notes shall have a rate of interest not exceeding ten (10%) percent per annum, (iv) the Indenture Agreement pursuant to which the Subordinated Notes are issued and the Subordinated Notes shall each contain subordination provisions in form and content satisfactory to Lender and its counsel, and (v) Lender receives evidence satisfactory to Lender by no later than February 28, 1997 that the obligations of Acclaim Comics, Inc. and the Borrower to Midland have been paid in full and that Fleet Bank, N.A. has received a payment of $2,000,000 with respect to the obligations of Acclaim Corporate Center I, Inc. and Oyster Bay Warehouse Corp. to Fleet."

     2. In addition, Borrowers have requested that Lender make certain amendments to the Credit Agreement and Lender has agreed to do so, subject to the terms and provisions contained herein:

          (a) Section 1.2 of the Credit Agreement is hereby amended by inserting the following definitions in their alphabetical order:

                    "'Companv Notice' shall have the meaning ascribed to such term in the Indenture."

                    "'Indenture' shall mean the Indenture Agreement dated as of February 26,1997 between the Trustee (as defined in the Indenture Agreement) and AEI in connection with the issuance of the Subordinated Notes."

                    "'Redemption Date' shall have the meaning ascribed to such term in the Indenture."

                    "'Subordinated Notes' shall mean those 10% convertible subordinated unsecured notes due 2002 in the aggregate amount of $50,000,000 made by AEI on or about February 26, 1997."

          (b) The following definitions in Section 1.2 of the Credit Agreement are hereby amended and restated in their entirety as follows:

                    "'Tangible Net Worth' at a particular date means (a) the aggregate amount of all assets of AEI and its consolidated Subsidiaries, taken as a whole, and as may be properly classified as such in accordance with AAP consistently applied, excluding such assets as are properly


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          classified as intangible assets under GAAP, less (b) the aggregate amount of all liabilities of AEI and its consolidated Subsidiaries taken as a whole, excluding any subordinated debt arising in connection with the Subordinated Notes for so long as no default or event of default exists under the Indenture or Subordinated Notes, and as may be properly classified as such in accordance with GAAP consistently applied.

                    "'Term' shall mean January 1,1993 through and including January 31, 2000, as the same may be extended, reduced or terminated in accordance with the provisions of Section 12.1 hereof."

          (c) Sections 6.4, 6.5, 6.7, 6.8 and 6.9 of the Credit Agreement are hereby amended and restated in their entirety to read as set forth on Exhibit A annexed hereto and made a part hereof.

          (d) Section 6.21, Section 6.22 Section 6.23 shall be added to the Credit Agreement immediately following Section 6.20 as follows:

          "Section 6.21 Prohibition of Amendments to Indenture. Not, without the prior written consent of the Lender, amend, modify or in any way alter the terms of the Indenture or the Subordinated Notes."

          "Section 6.22 Prohibition of Grant of Collateral for Indenture. Not grant, or permit any Subsidiary to grant, to any Person, any Collateral or any other assets of the Borrowers or any Subsidiary, as security for the Indenture or the Subordinated Notes or any obligation arising thereunder or related thereto."

          "Section 6.23 Notice Under the Indenture. Furnish to Lender any notice given or received by AEI under the Indenture or the Subordinated Notes, simultaneously upon the giving of such notice by AEI or immediately upon receipt of such notice by AEI, as the case may be."

          (e) Section 12.1 of the Credit Agreement is hereby amended and restated in their entirety to read as follows:

                    "'Section 12.1 Term. This Agreement shall inure to the benefit of and shall be binding upon the respective successors and permitted assigns of the Borrowers and the Lender and shall become effective on the date hereof until January 31, 2000 unless: (a) sooner terminated by (i) the Borrowers, upon giving the Lender at least ninety (90)

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          days prior written termination notice in advance and effective as of the end of the initial Term or any successive Term hereunder; (ii) the Borrowers, at an earlier effective termination date than is specified in subsection (a)(i) above, as more fully described in Section 12.2 below; (iii) the Lender, pursuant to Section 10 hereof; or (iv) the

          Lender, upon giving the Borrower at least ninety (90) days prior written termination notice in advance and effective as of the end of the initial Term or any successive Term hereunder; or (b) extended in accordance with the final sentence of this Section. Any termination in accordance with subsection 12.1(ii) shall be deemed to be effective provided that all Obligations shall be paid in full to Lender by no later than the effective termination date of this Agreement and provided that by such date, the indemnity provided for in Section 2.8(b) hereof as to all outstanding Letters of Credit, Lender Guarantees and Acceptances shall have been executed and delivered to Lender. Subject to the foregoing, the Term shall be automatically extended for successive periods of one (1) year each through and including January 31 of each Calendar Year after 2000 such that this Agreement will remain in full force and effect, unless terminated by either party at the end of the initial Term or any successive Term by giving the other party at least ninety (90) days prior written notice."

          (f) Clauses (s) and (t) of Article IX of the Credit Agreement are amended and restated in their entirety to read as follows:

          "(s) Southcoast Capital Corporation shall (i) cease to be engaged as the underwriter for AEI's issuance of the Subordinated Notes, or (ii) advise AEI that the offering of such Subordinated Notes is withdrawn or otherwise terminated or shall not be consummated by February 28, 1997;

          (t) AEI shall fail to receive by February 28, 1997, cash proceeds in an aggregate amount, net of expenses related to the issuance of the Subordinated Notes, of not less than $46.0 million from such issuance; or"

          (g) The following clause shall be added to Article IX of the Credit Agreement at the end thereof:

          "(u) A default or event of default shall occur under the Indenture or the Subordinated Notes;

          (v) Borrower shall amend, modify or in any way alter the terms of the Indenture or the Subordinated Notes, without the prior written consent of Lender; or

          (w) A Company Notice shall be delivered under the Indenture."

          3. In addition to all other Collateral, as additional security for the Obligations, Borrowers, jointly and severally, are contemporaneously herewith depositing with Lender the sum of $2,500,000 ("Cash Deposit"), which Cash Deposit (i) shall be in addition to all other Collateral and shall be included within the definition of Collateral, and (ii) shall be held by Lender pursuant to the terms of the letter Re: Cash Deposit dated the date hereof among Lender and the Borrowers.

          4. Each of the Borrowers hereby acknowledge, confirm and agree that all amounts charged or credited to the Loan Account as of the date hereof are correct and binding upon each of the Borrowers and that all amounts reflected to be due and owing in that Loan Account as of the date hereof are due and owing without defense, offset or counterclaim.

          5. Except as specifically set forth herein, no other changes or modifications to the Credit Agreement are intended or implied, and, in all other respects, the Credit Agreement shall continue to remain in full force and effect in accordance with its terms as of the date hereof. Except as specifically set forth herein, nothing contained herein shall evidence a waiver or amendment by the Lender of any other provision of the Credit Agreement nor shall anything contained herein be construed as a consent by the Lender to any transaction other than those specifically consented to herein.

          6. The terms and provisions of this amendment shall be for the benefit of the parties hereto and their respective successors and assigns; no other person, firm, entity or corporation shall have any right, benefit or interest under this amendment.

          7. This amendment may be signed in counterparts, each of which shall be an original and all of which taken together constitute one agreement. In making proof of this amendment, it shall not be necessary to produce or account for more than one counterpart signed by the party to be charged.

          8. This amendment sets forth the entire amendment and understanding of the parties with respect to the matters set forth herein and supersedes any and all understandings, discussions, negotiations, correspondence, memoranda and agreements (whether written or oral) of the parties hereto with respect to the foregoing, all of which are hereby merged herein. This amendment cannot be changed, modified, amended or terminated except in a writing executed by the party to be charged.

                                   Very truly yours,

                                   BNY FINANCIAL CORPORATION

                                   By:  /s/ Robert Grbic
                                      ---------------------------------
                                            Robert Grbic
                                            Senior Vice President

ACKNOWLEDGED AND AGREED:

ACCLAIM ENTERTAINMENT, INC.
ACCLAIM DISTRIBUTION INC.
LIN TOYS, LTD.
ARENA ENTERTAINMENT INC.

ACCLAIM ENTERTAINMENT CANADA, LTD.

By: /s/ J. Mark Hattendorf
   --------------------------------

Title: Exec. V.P. and CFO  of each
      -----------------------------

                                  EXHIBIT A TO
                    AMENDMENT TO CREDIT AGREEMENT AND CONSENT
                             DATED FEBRUARY 24, 1997

          Sections 6.4, 6.5, 6.7, 6.8 and 6.9 of the Credit Agreement are amended and restated in their entirety to read as follows:

          "6.4 Tangible Net Worth of AEI and its consolidated Subsidiaries. Not, as at the end of any fiscal quarter of the Borrowers ended on or before February 28, 1997 and as at the end of any fiscal month of the Borrowers commencing the month after the filing of AEI's August 31, 1997 Form 10K, permit the Tangible Net Worth on a consolidated basis to be less than the minimum amounts indicated below in respect of the corresponding periods noted below:

Minimum Tangible Net Worth
--------------------------

An amount equal to ninety
(90%) percent of Tangible Net
Worth as stated in the audited
financial statements of AEI
and its consolidated
Subsidiaries for the fiscal
year ended August 31, 1996
(the "1996 Year-End Financial
Statements"), but not less
than $37,000,000 as at
November 30, 1996, $45,000,000
as at February 28,1997 and at
the end of each quarter
thereafter up to but not
including May 31, 1997,
$43,000,000 as at May 31, 1997
and at the end of each fiscal
quarter thereafter up to but
not including August 31,1997,
and $40,000,000 as at August
31, 1997 and at the end of each
fiscal quarter thereafter, and
$40,000,000 as at November 30,
1997 and at the end of each
fiscal month thereafter,

provided, that such amount
shall be increased as
of the end of each of
Borrowers' fiscal quarters
after August 31,1997 by an
amount equal to seventy-five
percent (75%) of the net
profits of AEI and its
consolidated Subsidiaries for
such quarter,

plus
----

an amount equal to eighty percent (80%) of the aggregate amount of any capital contribution and/or equity infusion into, or any other additional equity derived from any source by, any Borrower or any Subsidiary."

          "6.5 Working Capital of AEI and its consolidated Subsidiaries. Not, as at the end of any fiscal quarter of the Borrowers, permit the Working Capital on a consolidated basis to be less than the minimum amounts indicated below in respect of the corresponding periods noted below:

Minimum Working Capital                      At Each of
-----------------------                      ----------

(a)

($23,000,000)                                 November 30, 1996

$5,000,000                                    February 28,1997

$14,000,000                                   May 31, 1997

$12,000,000                                   August 31, 1997

$12,000,000, such amount to be                November 30,1997, February 28,
increased at the end of each                  1998, May 31,1998 and at the
of Borrower's fiscal quarters                 end of each fiscal month
after August 31, 1997 by an                   thereafter
amount equal to fifty percent
(50%) of the net profits of
AEI and its consolidated
Subsidiaries for each of
Borrowers' fiscal quarters
thereafter,
plus

          (b) An amount equal to seventy-five percent (75%) of the aggregate amount of any capital contribution and/or equity infusion into, or any other additional equity derived from any source by, any Borrower or any Subsidiary."

          "6.7 Ratio of Total Indebtedness to Tangible Net Worth. Cause to be maintained as at the end of each fiscal quarter of the Borrowers on a consolidated basis, a ratio of total Indebtedness (excluding, however, the net proceeds received by the Borrowers in connection with the issuance of the Subordinated Notes) to Tangible Net Worth of AEI and its consolidated Subsidiaries of not greater than the ratio indicated below in each case tested on a quarterly basis:

    Maximum Ratio
    of Total Indebtedness           Fiscal Quarter
    to Tangible Net Worth               Ending
    ---------------------           ---------------

            3:1                     November 30, 1996
            3:1                     February 28, 1997
            3:1                     May 31, 1997
            3:1                     August 31,1997
            3:1                     November 30, 1997 and each of the Borrowers
                                    fiscal quarters thereafter"

          "6.8 Fixed Charge Ratio. AEI and its consolidated Subsidiaries shall cause to be maintained during each of the fiscal quarters of the Borrowers indicated below a Fixed Charge Ratio of not less than the ratio indicated below in each case tested on a quarterly basis:

    Minimum Fixed
    Charge Ratio              Fiscal Quarter Ending
    ------------              ---------------------

           .5:1           November 30, 1997
          .75:1           February 28,1998
          .75:1           May 31,1998
            1:1           August 31, 1998
            2:1           November 30, 1998 and each of the Borrowers' fiscal
                          quarters thereafter"


          "6.9 Maximum Losses. AEI and its consolidated Subsidiaries shall not incur, or permit to at any time to be incurred, losses taken as a whole, in respect of any fiscal quarter, at anytime to exceed the maximum amounts indicated below in respect of the corresponding periods noted below:

    Maximum Losses            Fiscal Quarter Ending
    --------------            ---------------------

    $24,000,000               November 30,1996
    $20,000,000               February 25, 1997
    $8,000,000                May 31,1997
    $5,000,000                August 31, 1997
    None                      November 30, 1997 and at each of Borrowers' fiscal
                              quarters thereafter"


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